Exhibit 99

CAUTIONARY STATEMENT

The Company cautions readers not to place undue reliance upon the information contained herein. The Monthly Operating Report (“Operating Report”) contains unaudited information, is limited in scope, covers a limited time period and is in a format prescribed by the applicable bankruptcy laws. There can be no assurance that the Operating Report is complete. The Operating Report contains information for periods which may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such information may not be indicative of the Company’s financial condition or operating results for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act and readers are cautioned to refer to the Exchange Act filings. Moreover, the Operating Report and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company’s operating performance that may not be realized and are subject to significant business, economic and competitive uncertainties and contingencies, including those described in this report, many of which are beyond the Company’s control. Consequently, such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company’s financial condition or operating results for future periods or the periods covered in the Company’s reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Operating Report and the Company undertakes no obligation to update or revise the Operating Report.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

                                                                     x

In re:	Chapter 11 Case No.

SPIEGEL, INC., et al.	03-11540 (CB)

(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR

THE PERIOD FROM NOVEMBER 30, 2003 TO JANUARY 3, 2004

DEBTORS’ ADDRESS:	SPIEGEL, INC.
3500 LACEY ROAD
DOWNERS GROVE, IL 60515

DISBURSEMENTS MADE BY SPIEGEL, INC. AND ITS
DEBTOR SUBSIDIARIES (IN THOUSANDS): $166,960

DEBTORS’ ATTORNEYS:	SHEARMAN & STERLING
599 LEXINGTON AVE
NEW YORK, NY 10022

CONSOLIDATED OPERATING INCOME
(IN THOUSANDS): $24,567

REPORT PREPARER:	SPIEGEL, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report declares under the penalty of perjury, that the information contained therein is true and correct as of the date of this report to the best of my knowledge, information and belief.

/s/ Jim Pekarek
Jim Pekarek
Vice President-Corporate Controller

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AMENDED STATEMENT

SPIEGEL, INC. AND SUBSIDIARIES

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Consolidated Balance Sheet

January 3, 2004

(unaudited)

($000s omitted, except share and per share amounts)

ASSETS

Current assets:
Cash and cash equivalents	$210,125
Receivables, net	70,582
Inventories	248,814
Prepaid expenses	61,554
Refundable income taxes	87
Assets of discontinued operations	70,356
Assets Held for Sale	20,370

Total current assets	681,888

Property and equipment, net	197,543
Intangible assets, net	135,608
Other assets	30,107

Total assets	$1,045,146

LIABILITIES and STOCKHOLDERS’ DEFICIT

Liabilities not subject to compromise
Current liabilities:
Accounts payable and accrued liabilities	$272,016
Current portion of long-term debt	48,000
Liabilities of discontinued operations	71,723

Total current liabilities	391,739

Deferred lease obligation	13,208

Liabilities subject to compromise	1,461,284

Total liabilities	1,866,231

Stockholders’ deficit:
Class A non-voting common stock, $1.00 par value; authorized 16,000,000 shares; 14,945,144 shares issued and outstanding	14,945
Class B voting common stock, $1.00 par value; authorized 121,500,000 shares; 117,009,869 shares issued and outstanding	117,010
Additional paid-in capital	329,489
Accumulated other comprehensive loss	(24,808)
Accumulated deficit	(1,257,721)

Total stockholders’ deficit	(821,085)

Total liabilities and stockholders’ deficit	$1,045,146

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Debtor Subsidiaries

Debtors-in-Possession

Consolidated Statement of Operations

(unaudited)

($000s omitted)

Five Weeks Ended January 3, 2004
Net sales and other revenues:
Net sales	$252,633
Finance revenue	—
Other revenue	20,632

273,265

Cost of sales and operating expenses:
Cost of sales, including buying and occupancy expenses	130,172
Selling, general and administrative Expenses	106,800

236,972

Estimated income of non-debtors	29

Operating income	36,322

Interest expense	1,948

Income from operations before reorganization items	34,374

Reorganization items, net	9,807

Income from operations before income taxes	24,567

Income tax	—

Net income from operations	$24,567

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Debtor Subsidiaries

Debtors-in-Possession

Consolidated Statement of Cash Flows

(unaudited)

($000s omitted)

Five Weeks Ended January 3, 2004
Cash flows from operating activities:
Net income	$24,567
Adjustments to reconcile net income to net cash provided by operating activities:
Reorganization items, net	9,807
Depreciation and amortization	17,618
Change in assets and liabilities:
Decrease in receivables, net	4,177
Decrease in investments/advances to non-debtors	156
Decrease in inventories	67,283
Decrease in prepaid expenses	7,957
Decrease in accounts payable and other accrued liabilities	(13,341)
Increase in deferred lease obligation	9,491
Decrease in refundable income taxes	2,105

Net cash provided by operating activities	129,818

Net cash used for reorganization items	(2,087)

Cash flows from investing activities:
Net additions to property and equipment	(1,752)
Net decrease to other assets	612

Net cash used in investing activities	(1,140)

Cash flows from financing activities:
Net cash used in financing activities	(4)

Effect of exchange rate changes on cash	99

Net change in cash and cash equivalents	126,686
Cash and cash equivalents at beginning of period	83,836

Cash and cash equivalents at end of period	$210,522

See accompanying notes to consolidated financial statements.

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Notes to Consolidated Financial Statements

(unaudited)

($000s omitted, except per share amounts)

(1) Proceedings under Chapter 11 of the Bankruptcy Code

In February 2002, the Company determined, with the lending institutions under its $750 million revolving credit agreement, that a material adverse change had occurred due to the Company’s operating performance in the fourth quarter of 2001 and the estimated loss recorded on the expected sale of the bankcard segment. Accordingly, on February 18, 2002, the borrowing capacity on the credit facility was capped at $700 million, which represented the borrowings outstanding on that date. Additionally, for the reporting period ended December 28, 2002, the Company was in default of the financial covenants and other covenants on its other non-affiliate loan agreements.

In March 2003, First Consumers National Bank (“FCNB”) notified the trustees of its asset backed securitization transactions that a Pay Out Event had occurred on all six series of the Company’s asset backed securitizations. A principal source of liquidity for the Company had been its ability to securitize substantially all of the credit card receivables that it generated. The Company was unable to secure alternative sources of financing from its existing lenders or other third parties to provide adequate liquidity to fund the Company’s operations.

As a result, on March 17, 2003, Spiegel, Inc. and 19 of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. The reorganization is being jointly administered under the caption “In re: Spiegel, Inc., et al. Case No. 03-11540 (CB).” Spiegel and these subsidiaries are currently operating their business and managing their properties and assets as debtors-in-possession under the Bankruptcy Code. During the bankruptcy process, the Company will continue to operate its business as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the bankruptcy court.

The following material subsidiaries were not included in the Chapter 11 case: FCNB, First Consumers Credit Corporation (FCCC), Financial Services Acceptance Corporation (FSAC), Spiegel Acceptance Corporation (SAC) and Spiegel Credit Corporation III.

On March 17, 2003, the bankruptcy court gave interim approval for $150 million of a $400 million senior secured debtor-in-possession financing facility (the “DIP Facility”) from Bank of America, N.A., Fleet Retail Finance, Inc. and The CIT Group/Business Credit, Inc. On April 30, 2003, the bankruptcy court granted final approval for the total amount, which was later reduced to $350 million. The DIP Facility will be used to supplement the Company’s existing cash flow during the reorganization process.

As of January 3, 2004 there were $0 borrowings outstanding under the DIP Facility. On January 3, 2004 funds available under the DIP Facility totaled $123.2 million. The Company had $0.5 million in trade letters of credit outstanding as of January 3, 2004.

As a result of the Chapter 11 filing, the realization of assets and satisfaction of liabilities, without substantial adjustments and/or changes in ownership, are subject to uncertainty. While operating as debtors-in-possession under the protection of Chapter 11 of the Bankruptcy Code and subject to approval of the bankruptcy court or otherwise as permitted in the ordinary course of business, the Debtors, or some of them, may sell or otherwise dispose of assets and liquidate or settle liabilities for some amounts other than those reflected in the consolidated financial statements. Further, a plan of reorganization could materially change the amounts and classifications in the historical consolidated financial statements.

The matters discussed above raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) applicable to a going concern, which contemplate, among other things, realization of assets and payment of liabilities in the normal course of business and in accordance with Statement of Position 90-7 (“SOP 90-7”), “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.” Accordingly, all pre-petition liabilities subject to compromise have been segregated in the unaudited consolidated balance sheets and classified as liabilities subject to compromise, at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization are reported separately as reorganization items, net in the unaudited consolidated statements of operations. Cash used for reorganization items is disclosed separately in the unaudited consolidated statements of cash flows. The eventual outcome of the Chapter 11 case is not presently determinable. As a result, the consolidated financial statements do not give effect to any adjustments relating to the recoverability and classification of assets, the amount and classification of liabilities or the effects on existing stockholders’ deficit that may occur as a result of the bankruptcy case. The consolidated financial statements also do not give effect to any adjustments relating to the substantial doubt about the ability of the Company to continue as a going concern.

In July 2003, the Company received bankruptcy court approval to implement a Key Employee Retention Plan (“KERP”), which provides cash incentives to certain members of the management team and other employees. The KERP is intended to encourage employees to continue their employment with the Company through the reorganization process.

The Company’s ability to continue as a going concern will depend upon, among other things, the confirmation of a plan of reorganization, its compliance with the provisions of the DIP Facility and its ability to generate cash from operations and obtain financing sufficient to satisfy its future obligations. These challenges are in addition to the operational and competitive challenges the Company’s business faces. The Company cannot predict at this time the effect that the Chapter 11 case will have on its operations, particularly its net sales and its access to, and the cost of, goods sold.

(2) Basis of Presentation

The Statement of Operations and Statement of Cash Flows represent the results of the debtor entities. The SEC independent examiner’s report, filed by the Company with the SEC on September 12, 2003, questions the Company’s accounting policies and procedures regarding among other matters, revenue recognition, its securitization transactions, valuation of its retained interest in its securitization transactions, covenant defaults and internal controls over its credit underwriting process. The report also questions the timeliness and adequacy of the Company’s disclosures about its financial condition and operating results. The Company’s management is analyzing the findings of the independent examiner’s report. The Company will attempt to complete its analyses promptly. However, as a result of the independent examiner’s report and the Company’s filing for voluntary bankruptcy on March 17, 2003, the Company can neither provide any guidance as to the impact, if any, on the Company’s financial statements that may result from these analyses nor state with any certainty as to when the analyses will be completed.

The consolidated balance sheet includes the accounts of Spiegel, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.

The Company is in the process of liquidating its bankcard business and has reflected the credit card operations as a discontinued operation. FCNB submitted a liquidation plan to the OCC and has begun its formal liquidation. In addition, in March 2003 the Company also discontinued charging privileges on all of its private-label credit cards. FCNB, in addition to its own bankcard operations, has issued substantially all of the Company’s private label credit cards and stopped all receivable servicing efforts on June 30, 2003.

The merchant companies have issued a limited number of private-label credit cards directly rather than through FCNB, which were serviced by FCNB. As a result of the impending liquidation of FCNB, the Company has determined to cease issuing new private-label credit cards internally and has stopped honoring existing cards at its merchant companies. In June 2003, the Company sold these merchant issued credit card receivables, which had a balance of approximately $5 million, for approximately $4 million to First National Bank of Omaha. On April 28, 2003, the Company announced that it had entered into a ten-year agreement with Alliance Data Systems (“Alliance Data”), the terms of which were subsequently approved by the bankruptcy court, to establish a new private-label credit card program for its merchant companies. Services provided by Alliance Data under this agreement include establishing credit criteria for customer acquisition, issuing and activating new cards, extending credit to new cardholders, authorizing purchases made with the new cards, customer care and billing and remittance services. The new Alliance Data credit card program is separate from and has no relation to the Company’s existing or prior credit card programs. Alliance Data began issuing cards under this program in May 2003.

The Company is charged a customary fee on all credit transactions with Alliance Data. In addition, payments to the Company for customer purchases made with their Alliance Data-issued cards are subject to a 20% “holdback”. The holdback currently equals 20% of the principal portion of the receivable balance for merchant accounts financed by Alliance Data at each month end. Alliance Data may draw against the holdback for reimbursement of a portion of its operating expenses and principal balance write-offs in connection with customers’ failure to pay their credit card accounts under certain circumstances, including cessation of the Company’s business or termination of the agreement or its funding arrangement. After the first anniversary date of the Alliance Data agreement, the agreement also contains certain restrictions limiting the Company’s ability to make significant changes to its operations. Upon the Company’s emergence from Chapter 11, the holdback will be reduced to 10%, and thereafter would be eliminated if the Company satisfies certain financial criteria. The Company has recorded the holdback, which approximates $15.3 million as of January 3, 2004, as a receivable in the consolidated balance sheet. As of January 3, 2004, a reserve was not recorded against this receivable as the Company believes that the balance is collectible based upon the likelihood that the Company will emerge from Chapter 11 and that certain financial criteria will be achieved in future periods. The Company will assess the collectability of the receivable balance each period based upon the collection rates on the credit cards and the likelihood that the Company will emerge from Chapter 11 and will be able to meet the financial criteria contained in the agreement. In the event the agreement is terminated under certain circumstances, the Company is required to purchase a substantial portion of the unpaid and outstanding accounts including outstanding finance charges and fees.

(3) Liabilities Subject to Compromise

Under Chapter 11 of the U.S. Bankruptcy Code, certain claims against the Company in existence prior to the filing of petitions for reorganization are stayed while the Company operates as debtors-in-possession. These pre-petition liabilities are expected to be settled as part of the plan of reorganization and are classified in the January 3, 2004 balance sheet as “Liabilities subject to compromise.”

Liabilities subject to compromise consist of the following:

January 3, 2004
Debt	$1,252,857
Trade payables	138,962
Salaries, wages and employee benefits	273
Other liabilities	69,192

Total liabilities subject to compromise	$1,461,284

Liabilities subject to compromise represent estimates that will change in future periods as a result of reorganization activity and other events that come to management’s attention requiring modification to the above estimates. Adjustments may result from negotiations, actions of the bankruptcy court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events. It is anticipated that such adjustments, if any, would be material. Payment terms for these amounts will be established in connection with the bankruptcy case.

(4) Reorganization Items, net:

The net expense resulting from the Company’s Chapter 11 filings and subsequent reorganization efforts have been segregated from expenses related to ongoing operations in the consolidated Statement of Operations and includes the following for the five weeks ended January 3, 2004:

Asset impairments	$7,607
Professional fees	2,561
Lease rejection	311
Interest income	(103)
Other	(569)

$9,807

Schedule 1

Spiegel, Inc. and Subsidiaries

Debtors-in-Possession

Consolidating Balance Sheet

January 3, 2004

(unaudited)

($000s omitted, except share and per share amounts)

	Debtors	Non-Debtors	Eliminations & Adjustments	Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$210,522	$49,700	$(50,097)	$210,125
Receivables, net	70,582	895	(895)	70,582
Inventories	248,814	—	—	248,814
Prepaid expenses	61,554	1	(1)	61,554
Refundable income taxes	87	—	—	87
Net assets of discontinued operations	(21,566)		20,199	(1,367)
Assets Held for Sale	20,370			20,370

Total current assets	590,363	50,596	(30,794)	610,165

Investments in and advances to/from affiliates, net	24,164	(628,080)	603,916	—
Property and equipment, net	197,543	—	—	197,543
Intangible assets, net	135,608	—	—	135,608
Other assets	23,606	25,964	(19,463)	30,107

Total assets	$971,284	$(551,520)	$553,659	$973,423

LIABILITIES and STOCKHOLDERS’ DEFICIT

Liabilities not subject to compromise
Current liabilities:
Accounts payable and accrued liabilities	$268,422	$52,296	$(48,702)	$272,016
Current portion of long-term debt	48,000	—	—	48,000

Total current liabilities	316,422	52,296	(48,702)	320,016

Long-term debt, excluding current portion	—	100	(100)	—
Deferred lease obligation	13,208	—	—	13,208

Total liabilities not subject to compromise	329,630	52,396	(48,802)	333,224

Liabilities subject to compromise	1,462,739	—	(1,455)	1,461,284

Total liabilities	1,792,369	52,396	(50,257)	1,794,508

Stockholders’ deficit:
Class A non-voting common stock, $1.00 par value; authorized 16,000,000 shares; 14,945,144 shares issued and outstanding	14,945	—	—	14,945
Class B voting common stock, $1.00 par value; authorized 121,500,000 shares; 117,009,869 shares issued and outstanding	117,010	26,247	(26,247)	117,010
Additional paid-in capital	329,489	255,093	(255,093)	329,489
Accumulated other comprehensive loss	(24,808)	—	—	(24,808)
Accumulated deficit	(1,257,721)	(885,257)	885,257	(1,257,721)

Total stockholders’ deficit	(821,085)	(603,917)	603,917	(821,085)

Total liabilities and stockholders’ deficit	$971,284	$(551,521)	$553,660	$973,423

Schedule 2

Spiegel, Inc. and Debtor Subsidiaries

Cash Disbursements

For the Period from November 30, 2003 to January 3, 2004

Unaudited

($000s omitted)

	Spiegel Catalog	Newport News	Spiegel Marketing Corp.	Spiegel Group Teleservices U.S.	Spiegel Group Teleservices Canada	Eddie Bauer	Eddie Bauer Canada	DFS	Spiegel Mgmt.	Spiegel, Inc.	Gemini Credit Services	Total
Disbursements
Accounts Payable	(10,046)	(671)		(30)	(98)	(31,642)		(6,002)	(4,062)	(217)		(52,767)
Merchandise Payments	(4,628)	(5,670)				(11,013)	(414)					(21,725)
Otto Payments	(2,501)	(2,229)				(17,895)	(1,159)					(23,784)
Payroll	(1,192)	(2,357)		(3,894)		(12,568)	(1)	(2,841)		(3,383)		(26,236)
Taxes	—					(8,824)	(1,028)					(9,852)
Transportation	(342)	(588)				(1,469)	(236)					(2,635)
Postage	(4,988)	(1,802)				(1,817)		(3,508)				(12,115)
US Customs	(250)	(905)				(1,491)	(312)					(2,958)
Rent	—			(53)			(1,147)					(1,200)
Group Insurance							(25)			(3,063)		(3,088)
Other	(1,219)	(3,472)	(1)	(220)			(254)			(5,433)		(10,599)
Debt Interest and Fees												—

	(25,166)	(17,694)	(1)	(4,197)	(98)	(86,719)	(4,576)	(12,351)	(4,062)	(12,096)	—	(166,960)

Schedule 3

Spiegel, Inc. and Debtor Subsidiaries

Additional Information

For the Period from November 30, 2003 to January 3, 2004

(unaudited)

($000s omitted)

Schedule of Federal, State and Local Taxes Collected, Received, Due or Withheld

All wages and salaries paid (GROSS) or incurred:	$24,097

The amount of payroll taxes withheld:
Federal (FIT, FICA, FUTA)	$4,272
State (SIT, SUI)	913
Local Taxes	109
State Disability (SDI/UC)	15

The amount of employer payroll tax contributions incurred:
FICA	$1,706

Gross taxable sales	$252,633
Sales tax collected	10,456
Property taxes	116
Any other taxes	170

Date and amount paid over to each taxing agency for taxes:

Date	Federal		State		Local	State Disability
12/04/2003	$		$		$26	$
12/05/2003		261
12/08/2003		1,370		144	2		3
12/09/2003				30	18
12/10/2003				34
12/15/2003				42	1
12/18/2003					29
12/22/2003		1,661		113	2		3
12/23/2003				24	9
12/24/2003				70
01/02/2004					1